EXHIBIT 10.2

AFFINION GROUP HOLDINGS, INC.

2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT FOR DIRECTORS

This Restricted Stock Unit Agreement (the “Agreement”) is made and entered into by and between Affinion Group Holdings, Inc., a Delaware corporation (the “Company”), and [•] (the “Participant”) as of October __, 2017 (the “Date of Grant”).

W I T N E S S E T H

WHEREAS, the Company has adopted the Affinion Group Holdings, Inc. 2015 Equity Incentive Plan (the “Plan”); and

WHEREAS, pursuant to Section 9 of the Plan, the Committee desires to issue to the Participant an award of restricted stock units subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions hereafter set forth and for other good and valuable consideration, the Company and the Participant agree as follows:

1. Restricted Stock Units. In consideration of the covenants and promises of the Participant herein contained, the Company hereby grants to the Participant as of the Date of Grant, 9,804 Restricted Stock Units, subject to the conditions and restrictions set forth below and in the Plan (the “Restricted Stock Units”). Each Restricted Stock Unit constitutes the right of the Participant to receive one share of Common Stock, subject to the vesting and settlement terms and conditions set forth in this Agreement.  Unless and until the Restricted Stock Units become settled in shares of Common Stock in accordance with Section 3 below, the Participant shall have no rights as a shareholder relating thereto. Participant acknowledges that the Restricted Stock Units constitute nonqualified deferred compensation within the meaning of Section 409A of the Code and that Participant should consult a tax adviser with respect to the Award.  The Participant acknowledges receipt of a copy of the Plan, and agrees that the Restricted Stock Units granted hereunder shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall govern and control. Capitalized terms used in this Agreement that are not herein defined shall have the meanings given to them in the Plan.

2. Vesting.

(a) The Participant will become vested in the Restricted Stock Units covered by this Award as follows: (i) 3/4 of the Restricted Stock Units will vest as of the Date of Grant and (ii) an additional 1/12 of the Restricted Stock Units will vest on each of October 31, 2017 and on the last day of the next two months thereafter (each, a “Vesting Date”), subject to the Participant’s continuing service on each applicable Vesting Date.

(b) Upon the cessation of Participants’ service on the Board for any reason prior to a Vesting Date, any unvested Restricted Stock Units shall be forfeited immediately without consideration and Participant shall have no right or entitlement with respect thereto; provided, however, that the Committee may, in its sole and absolute discretion, elect to accelerate the vesting of some or all of the unvested shares of Restricted Stock Units.

(c)  Notwithstanding Section 2(a) above, the Restricted Stock Units will become fully vested upon the occurrence of a Change in Control (as defined below).

(d)  The Company shall establish and maintain a Restricted Stock Unit bookkeeping account for the Participant, and such account shall be credited with the number of Restricted Stock Units granted to the Participant.

3. Settlement of Restricted Stock Units.

(a) Restricted Stock Units that have vested pursuant to Section 2(a) or Section 2(c) of this Agreement shall be settled on the earlier of (i) a Change in Control (as defined below) or (ii) the third (3rd) anniversary of the Date of Grant.  Upon settlement, the Company shall issue to the Participant one share of Common Stock for each vested Restricted Stock Unit under this Award.

(b) Upon settlement pursuant to Section 3(a), shares of Common Stock will be transferred to the Participant and a certificate or certificates representing the Common Stock will be issued in the name of the Participant. Notwithstanding the foregoing, the Company may, in its discretion, elect to complete the delivery of the Common Stock by means of electronic book-entry, rather than issuing physical share certificates.  The delivery of any shares of Common Stock pursuant to this Agreement is subject to the provisions of Section 8 below.

For purposes of this Agreement, a “Change in Control” is deemed to occur upon:

(i)

Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 3(b)(i), the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company, (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (III) any acquisition by any corporation pursuant to a transaction that complies with Sections 3(b)(iii)(A), 3(b)(iii)(B) and 3(b)(iii)(C) below;

(ii)

During any period of twelve (12) consecutive months, individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)

Consummation of a reorganization (excluding a reorganization under either Chapter 7 or Chapter 11 of Title 11 of the United States Code), merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the

Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding any of the foregoing to the contrary, (i) a sale or other disposition by an Affiliate thereof shall not be taken into account for purposes of determining whether a Change in Control has occurred and (ii) Change in Control shall mean a transaction, event or circumstance that is both (x) described in the preceding provisions of this definition, and (y) a “change in control event” within the meaning of Treasury Regulations Section 1.409A-3(i)(5).

4. Limitation of Rights. Nothing in this Agreement or the Plan shall be construed to (i) give the Participant any right to future Awards; (ii) give the Participant or any other person any interest in any fund or in any specified asset or assets of the Company or any Subsidiary; or (iii) confer upon the Participant the right to continue to serve on the Board, or affect the right of the Company to terminate the service of the Participant on the Board at any time or for any reason.

5. Entitlement to Benefit. Neither the Participant, nor any person claiming through the Participant, shall have any right or interest in the Restricted Stock Units awarded hereunder, unless and until all the terms, conditions and provisions of this Agreement and the Plan which affect the Participant or such other person shall have been complied with as specified herein.

6. Transfer Restrictions. Neither the Restricted Stock Units nor any right or benefit under this Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, hypothecation, encumbrance or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt to effect any such action shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If the Participant or his beneficiary hereunder shall become bankrupt or attempts to violate the restrictions of this Section 6, or if any creditor shall attempt to subject any right or benefit under this Agreement to a writ of garnishment, attachment, execution, sequestration, or any other form of process or involuntary lien or seizure, then such right or benefit shall cease and terminate.  Notwithstanding any of the foregoing to the contrary, the Participant may transfer the Restricted Stock Units, without consideration, to: (i) any person who is an Immediate Family Member; (ii) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (iii) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (iv) one or more charitable foundations; provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

7. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Participant may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.

8. Securities Act. The Company will not be required to deliver any shares of Common Stock pursuant to this Agreement if, in the opinion of counsel for the Company, such issuance would violate the Securities Act or any other applicable federal or state securities laws or regulations. The Committee may require that the Participant, prior to the issuance of any such shares, sign and deliver to the Company a written statement, which shall be in a form and contain content acceptable to the Committee, in its sole discretion:

(a) Stating that the Participant is acquiring the shares for investment and not with a view to the sale or distribution thereof, within the meaning of the Securities Act;

(b) Stating that the Participant will not sell, transfer, assign, pledge or hypothecate any shares of Stock that the Participant may then own or thereafter acquire except either (i) through a broker on a national securities exchange or (ii) with the prior written approval of the Company; and

(c) Containing such other terms and conditions as counsel for the Company may reasonably require to assure compliance with the Securities Act or other applicable federal or state securities laws and regulations.

9. Taxes.

(a)  The Participant acknowledges his status as an independent contractor of the Company and agrees to bear sole responsibility for payment of any and all federal, state and local income, employment, social security, workers’ compensation insurance and unemployment insurance taxes relating in any way to the award of Restricted Stock Units or the settlement thereof hereunder.

(b) The Participant acknowledges and agrees that none of the Board, the Committee, the Company or any of its Affiliates have made any representation or warranty as to the tax consequences to the Participant as a result of the receipt of the Restricted Stock Units. The Participant represents that he is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. The Participant represents that he has consulted with any tax consultants that the Participant deems advisable in connection with the issuance of the Restricted Stock Units.

10. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Stock Units granted hereby. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

11. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereof.

12. Section 409A.  Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted and applied so that the payments set forth herein either shall comply with the requirements of Section 409A of the Code and the treasury regulations and other legally binding guidance thereunder.  Notwithstanding any of the foregoing to the contrary, the Company and its respective officers, directors, employees, or agents make no guarantee that the terms of this Agreement as written comply with the provisions of Section 409A of the Code, and none of the foregoing shall have any liability for the failure of the terms of this Agreement as written to comply with the provisions of Section 409A of the Code.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

AFFINION GROUP HOLDINGS, INC.

By:
Name:
Title:

PARTICIPANT

Name: [•]